UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2019

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55505	45-5523835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, Florida	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2019, Lifelogger Technologies Corp. (the “Company”) entered into a Note Conversion Agreement (the “Conversion Agreement”) with SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability corporation (“SBI”), and Old Main Capital, LLC, a Florida series limited liability corporation (“Old Main”). Pursuant to the Conversion Agreement, SBI converted $916,666.67 of principal and accrued interest owed to SBI by the Company pursuant to a promissory note into 54,000 shares (the “SBI Conversion Shares”) of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), in full satisfaction of such obligation. Pursuant to the Conversion Agreement, Old Main converted $733,333.33 of principal and accrued interest owed to Old Main by the Company pursuant to a promissory note into 42,429 shares (the “Old Main Conversion Shares”) of the Company’s Series B Preferred Stock in full satisfaction of such obligation. The SBI Conversion Shares and the Old Main Conversion Shares represent 100% of the Company’s outstanding shares of Series B Preferred Stock and until such time as a share of Series B Preferred Stock is converted into a share of common stock shall represent a class of non-voting securities. The issuance of the SBI Conversion Shares and the Old Main Conversion Shares will not result in a change of control of the Company.

The issuance of the SBI Conversion Shares to SBI, who is an accredited investor, and the issuance of the Old Main Conversion Shares to Old Main, who is an accredited investor, were each exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended.

Concurrently with the execution of the Conversion Agreement, SBI, Old Main and Capital Park Opportunities Fund LP, a Delaware limited partnership (the “Purchaser”) entered into a Voting and First Refusal Agreement, dated as of January 9, 2019 (the “Voting Agreement”), with the Company. Pursuant to the Voting Agreement, SBI and Old Main, as holders of shares of Series B Preferred Stock, have each agreed, among other things, to (a) vote to ensure that the size of the Company’s board of directors be set at, and remain at, five (5) directors and (b) vote in favor of certain director nominees, on the terms and subject to the conditions set forth in the Voting Agreement. In addition, the Voting Agreement provides that the Company will have a right of first refusal to acquire any shares of Series B Preferred Stock held by SBI and Old Main in connection with any transfer of such shares, on the terms and subject to the conditions set forth in the Voting Agreement.

The foregoing description of the terms and conditions of the Conversion Agreement and the Voting Agreement are qualified in their entirety by reference to the applicable document, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

On January 9, 2019, the Purchaser acquired 335,183 shares (the “Common Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company and 1,000 shares (the “Preferred Shares” and together with the Common Shares, the “Shares”) of the Company’s Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), for an aggregate purchase price of $336.18 (the “Purchase Price”) from SBI, Old Main, and Stewart Garner, in his capacity as a holder of securities. The Shares represent 84.4% of the voting power of the Company’s voting stock. The Purchaser used its working capital as the source of funds for the Purchase Price.

The Company and the Purchaser, as the Company’s new controlling shareholder, will continue to pursue and expand upon the Company’s current business operations.

Except as described in Item 1.01, there were no arrangements or understandings among members of both the former control group and the new control group and their respective associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the purchase of the Shares on January 9, 2019: (a) Eric Blue, 39, was appointed as a member of the Company’s board of directors to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal, (b) Stewart Garner resigned as the Company’s Chief Executive Officer, Chief Financial Officer and Director, and (c) Eric Blue was appointed as the Company’s Chairman of the Board, Chief Executive Officer and Chief Investment Officer.

Mr. Stewart’s resignations are not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

There is no arrangement or understanding among Mr. Blue, as a new director, on the one hand, or any other person, on the other hand, pursuant to which Mr. Blue was appointed as a director. Mr. Blue has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Blue did not receive any compensation in connection with his appointment as a director.

At this time, the Company does not have any written employment agreement or other formal compensation agreement with Mr. Blue. Compensation arrangements are the subject of ongoing developments and the Company will make appropriate additional disclosures as they are further developed and formalized.

Mr. Blue brings to the Company over 15 years of private equity, advisory and legal experience and will be responsible for driving the Company’s overall strategy. Prior to joining the Company, Mr. Blue was the founder and managing partner of Capital Park Management Company, a middle market focused private investing platform that focused on control and non-control transactions. In addition to his direct investing experience and prior to founding Capital Park Management Company, Mr. Blue served as an M&A and capital markets attorney as well as an industrials’ focused corporate finance and M&A investment banker. Mr. Blue graduated summa cum laude from Xavier University of Louisiana with a B.S. in finance and graduated with honors from The University of Texas School of Law.

The Company’s board of directors appointed Mr. Blue in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

The Company has not entered into any compensation arrangements with Mr. Blue.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On January 9, 2019, the Company filed a certificate of designation, preferences and rights of Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 96,428 shares of its previously authorized preferred stock as Series B Preferred Stock. The Certificate of Designation and its filing were approved by the Company’s board of directors on January 9, 2019, without shareholder approval as provided for in the Company’s articles of incorporation and under Nevada law.

The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and other stock of the Company, will be entitled to receive cash dividends at a rate of 3.0% of the original issue price per annum of the Series B Preferred Stock, which shall initially be $14.00 per share (subject to certain adjustments). Such dividends shall be cumulative and will be payable only (a) as and when declared by the Company’s board of directors or (b) upon the occurrence of certain liquidation events involving the Company. Upon any such liquidation event, the holders of the Series B Preferred Stock would be entitled to receive a liquidation preference on their shares of Series B Preferred Stock prior to the Company making any distributions to the Company’s other stockholders.

The holders of shares of Series B Preferred Stock have the following voting rights:

● Each share of Series B Preferred Stock entitles the holder to one (1) vote on all matters submitted to a vote of the Company’s stockholders.

● Except as otherwise provided in the Certificate of Designation, the holders of Series B Preferred Stock, the holders of Series A Preferred Stock, the holders of Common Stock and the holders of shares of any other Company capital stock having general voting rights shall vote together as one class on all matters submitted to a vote of the Company’s stockholders.

● So long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the written consent of holders of at least 66 2/3% of the Series B Preferred Stock, either directly or by amendment, merger, consolidation, or otherwise: (a) liquidate, dissolve or wind-up the affairs of the Company; (b) amend, alter, or repeal any provision of the Company’s articles of incorporation in any manner adverse to the Series B Preferred Stock; (c) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock; or (d) purchase or redeem or pay any dividend on any capital stock prior to the Series B Preferred Stock.

Beginning on March 10, 2019, the shares of Series B Preferred Stock will be convertible into shares of the Common Stock pursuant to the conversion ratio set forth in the Certificate of Designation. Beginning on November 23, 2019, upon the request of holders of at least 66 2/3% of the Series B Preferred Stock, the share of Series B Preferred Stock shall be redeemed by the Company upon payment in cash of the applicable liquidation preference. In addition, the Company shall have the right at any time to redeem the Series B Preferred Stock upon payment in cash of the applicable liquidation price.

The foregoing description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series B Preferred Stock, filed on January 9, 2019.

10.1	Note Conversion Agreement, dated January 9, 2019, among Lifelogger Technologies Corp., Capital Park Opportunities Fund LP, SBI Investments LLC, 2014-1 and Old Main Capital, LLC.

10.2	Voting and First Refusal Agreement, dated January 9, 2019, among Lifelogger Technologies Corp., Capital Park Opportunities Fund LP, SBI Investments LLC, 2014-1 and Old Main Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: January 15, 2019	By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer